As filed with the Securities and Exchange Commission on February 19, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ParaZero Technologies Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	3728	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Hatachana Street

Kfar Saba, 4453001, Israel

Tel: +972-50-275-3666

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ParaZero Technologies Ltd.

Global Share Incentive Plan (2022)

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Huberman, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +972 (0) 3.636.6000	Shy Baranov, Adv. Gornitzky & Co. Vitania Tel Aviv Tower 20 HaHarash Street Tel Aviv, 6761310 Telephone: +972 (3) 710.9191

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ParaZero Technologies Ltd. (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-278268) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 366,172 ordinary shares, par value NIS 0.02 per share (the “Ordinary Shares”), of the Registrant issuable upon the exercise of options outstanding under the ParaZero Technologies Ltd. Global Share Incentive Plan (2022) (the “Plan”) and (ii) 243,984 Ordinary Shares of the Registrant reserved for issuance under the Plan. The previously-filed registration statement is referred to herein as the “Prior Registration Statement.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 2,500,000 Ordinary Shares which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statement, each of which is amended and restated in its entirety herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “SEC”) by ParaZero Technologies Ltd. (the “Registrant”) are incorporated herein by reference.

(1)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 21, 2024;

(2)	The Registrant’s Report on Form 6-K filed with the SEC on January 23, 2024, January 26, 2024 (solely with respect to the first, second, and fifth paragraphs of the press release attached as Exhibit 99.1 thereto), February 9, 2024 (solely with respect to the first, second, and third paragraphs of the press release attached as Exhibit 99.1 thereto), February 20, 2024 (solely with respect to the first, second, and sixth paragraphs of the press release attached as Exhibit 99.1 thereto), February 27, 2024 (solely with respect to the first, second, third and fifth paragraphs of the press release attached as Exhibit 99.1 thereto), March 22, 2024, April 24, 2024, April 25, 2024, May 29, 2024, July 3, 2024, July 11, 2024, August 9, 2024, August 12, 2024, August 28, 2024, September 3, 2024, September 5, 2024, September 11, 2024, September 13, 2024, September 24, 2024, October 1, 2024, October 15, 2024, November 5, 2024, November 18, 2024, November 26, 2024, December 3, 2024, December 10, 2024, December 11, 2024, December 12, 2024, December 16, 2024, January 7, 2025, January 10, 2025, January 15, 2025, January 17, 2025, February 3, 2025, February 5, 2025, February 11, 2025, February 13, 2025 and February 18, 2025 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

,

(3)	The description of the registrant’s ordinary shares, par value NIS 0.02 per share, contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 21, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kfar Saba, Israel, on February 19, 2025.

PARAZERO TECHNOLOGIES LTD.

By:	/s/ Boaz Shetzer
Name:	Boaz Shetzer
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of ParaZero Technologies Ltd. hereby severally constitutes and appoints Boaz Shetzer and Regev Livne, the true and lawful attorney with full power to them, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable ParaZero Technologies Ltd. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Boaz Shetzer	Chief Executive Officer	February 19, 2025
Boaz Shetzer	(Principal Executive Officer)

/s/ Regev Livne	Chief Financial Officer	February 19, 2025
Regev Livne	(Principal Financial and Accounting Officer)

/s/ Amitay Weiss	Chairman of the Board of Directors, Director	February 19, 2025
Amitay Weiss

/s/ Moshe Revach	Director	February 19, 2025
Moshe Revach

/s/ Dr. Roy Borochov	Director	February 19, 2025
Dr. Roy Borochov

/s/ Tali Dinar	Director	February 19, 2025
Tali Dinar

/s/ Naama Falach Avrahamy	Director	February 19, 2025
Naama Falach Avrahamy

/s/ Yigal Shtief	Director	February 19, 2025
Yigal Shtief

/s/ Natan Israeli	Director	February 19, 2025
Natan Israeli

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ParaZero Technologies Ltd., has signed this Registration Statement on February 19, 2025.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 99.1 to our Current Report on Form 6-K furnished to the Securities and Exchange Commission on December 10, 2024, and incorporated herein by reference).
5.1*	Opinion of Gornitzky & Co., Israeli counsel to the Company, as to the legality of the securities being registered
23.1*	Consent of Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm
23.2*	Consent of Gornitzky & Co., Israeli counsel to the Company (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	ParaZero Technologies Ltd. Global Share Incentive Plan (2022) (filed as Exhibit 10.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on May 24, 2022, and incorporated herein by reference).
107*	Filing Fee Table

*	Filed herewith.

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